                                                              EXHIBIT 99(h)(vii)

                                  AMENDMENT TO
                          SECURITIES LENDING AGREEMENT
                                     BETWEEN
                          AMERICAN AADVANTAGE FUNDS AND
                       STATE STREET BANK AND TRUST COMPANY



         WHEREAS, American AAdvantage Funds ("Client") and State Street Bank and Trust Company ("State Street") entered into a Securities Lending Agreement dated January 2, 1998 (the "Agreement");

         WHEREAS, Section 20 of the Agreement provides that the Agreement may be modified by an instrument in writing signed by the party against whom enforcement is sought; and

         WHEREAS, the Client and State Street both desire to amend Schedule B of the Agreement to add the American AAdvantage High Yield Bond Fund to the list of funds whose securities are available for loan under the Agreement.

         NOW, THEREFORE, for value received and in order to induce the parties to enter into the amendment contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

         Schedule B shall be deleted in its entirety and replaced with the attached Schedule B.

         The Agreement shall remain the same in all other respects.






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



         This Amendment is effective as of the 29th day of December, 2000.

         IN WITNESS WHEREOF, the parties hereto agree to the execution of the above Amendment by affixing their signatures below.


                                            AMERICAN AADVANTAGE FUNDS

                                            Name:
                                                 -------------------------------
                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------


                                            STATE STREET BANK AND TRUST COMPANY

                                            Name:
                                                 -------------------------------
                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                              AMENDED AND RESTATED
                                   SCHEDULE B

This Schedule is attached and made part of the Securities Lending Authorization Agreement dated January 2, 1998 between AMERICAN AADVANTAGE FUNDS and STATE STREET BANK AND TRUST COMPANY.

FUND NAMES                 TAXPAYER IDENTIFICATION NUMBER              TAX YEAR END
Balanced Fund                       75-2161800                         October 31
International Equity Fund           75-2401150                         October 31
Intermediate Bond Fund              75-2715788                         October 31
Large Cap Value Fund                75-2161801                         October 31
Short-Term Bond Fund                75-2161799                         October 31
Small Cap Value Fund                75-2791825                         October 31
Large Cap Growth Fund               75-2885408                         October 31
Emerging Markets Fund               75-2885421                         October 31
High Yield Bond Fund                75-2906364                         October 31